CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated January 28, 2013 on Dreyfus New York AMT-Free Municipal Bond Fund for the fiscal year ended November 30, 2012 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-7497 and 811-4765) of Dreyfus New York AMT-Free Municipal Bond Fund.

                                                                                                ERNST & YOUNG LLP

New York, New York

March 26, 2013